BRADLEY PHARMACEUTICALS, INC.
                      CONDENSED CONSOLIDATED
                     STATEMENTS OF CASH FLOWS
                          (UNAUDITED)

                                                       Three Months Ended
                                                            March 31,
                                                     ----------------------
                                                        1999         1998
                                                     ----------   ---------
Supplemental disclosures of cash flow
    information:

     Cash paid during the period for:

         Interest                                   $  37,000    $   39,000
                                                     =========     =========

         Income taxes                               $  22,000    $    7,300
                                                     =========     =========









          See Notes to Condensed Consolidated Financial Statements





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